State of New York }
Department of State } *ss:*

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on

August 5, 2005

Secretary of State

DOS-200 (Rev. 03/02)

20050805021

INSTRUCTIONS FOR SIGNATURE: If corporation, by an officer; if limited partnership, by a general partner; if limited liability company, by a member or manager or by an attorney-in-fact or authorized person for such corporation, limited partnership, or limited liability company.

Randolph S. Hudson, Authorized Person	[signature]
Name and Title	Signature

FILED 2005 AUG -5 AM 10:06

RECEIVED 2005 AUG -4 PM 12:03

CERTIFICATE OF ASSUMED NAME OF

ROCHESTER PASTA AND SPORTS, INC.

(Insert Entity Name)

Pursuant to §130, General Business Law

FILER'S NAME AND MAILING ADDRESS

Rochester Pasta and Sports, Inc.

Post Office Box 202

Wyoming, New York 14591-0202

Cust Ref 521468 07V

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $25 fee. The Department of State also collects the following, additional, county clerk fees for each county in which a corporation does or transacts business: $100 for each county within New York City (Bronx, Kings, New York, Queens and Richmond) and $25 for each county outside New York City. All checks over $500 must be certified.

(For Office Use Only)

050804000203

Lah CSC 45 DRAW DOWN

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STATE OF NEW YORK
DEPARTMENT OF STATE

FILED AUG 0 5 2005

TAX $ 145368

BY: LAH

2

200508050 21

NYS Department of State
Division of Corporations, State Records and UCC
41 State Street, Albany, NY 12231-0001
www.dos.state.ny.us

Certificate of Assumed Name

Pursuant to General Business Law, §130

1. NAME OF ENTITY

ROCHESTER PASTA AND SPORTS, INC.

1a. *FOREIGN ENTITIES ONLY.* If applicable, the fictitious name the entity agreed to use in New York State is:

2. NEW YORK LAW FORMED OR AUTHORIZED UNDER (CHECK ONE):

- ☒ Business Corporation Law
- ☐ Education Law
- ☐ Insurance Law
- ☐ Other (specify law):
- ☐ Limited Liability Company Law
- ☐ Not-for-Profit Corporation Law
- ☐ Revised Limited Partnership Act

3. ASSUMED NAME

C. D. FANNY'S

4. PRINCIPAL PLACE OF BUSINESS IN NEW YORK STATE (MUST BE NUMBER AND STREET. IF NONE, INSERT OUT-OF-STATE ADDRESS)

14 Franklin Street

Suite 900

Rochester, New York 14604-1506

5. COUNTIES IN WHICH BUSINESS WILL BE CONDUCTED UNDER ASSUMED NAME

☐ ALL COUNTIES (if not, circle county[ies] below)

Albany	Clinton	Genesee	(Monroe)	Orleans	Saratoga	Tompkins
Allegany	Columbia	Greene	Montgomery	Oswego	Schenectady	Ulster
Bronx	Cortland	Hamilton	Nassau	Otsego	Schoharie	Warren
Broome	Delaware	Herkimer	New York	Putnam	Schuyler	Washington
Cattaraugus	Dutchess	Jefferson	Niagara	Queens	Seneca	Wayne
Cayuga	Erie	Kings	Oneida	Rensselaer	Steuben	Westchester
Chautauqua	Essex	Lewis	Onondaga	Richmond	Suffolk	Wyoming
Chemung	Franklin	Livingston	Ontario	Rockland	Sullivan	Yates
Chenango	Fulton	Madison	Orange	St. Lawrence	Tioga	

6. INSERT THE ADDRESS OF EACH LOCATION WHERE BUSINESS WILL BE CARRIED ON OR TRANSACTED UNDER THE ASSUMED NAME. Use a continuous sheet, if needed. (The address must be set forth in terms of a number and street, city, state and zip code. Please note that the address(es) reflected in paragraph 6 must be within the county(ies) circled in paragraph 5. If the entity does not have a specific location where it will conduct business under the assumed name please check the box.)

☐ No New York State Business Location

448 Lyell Avenue

Rochester, New York 14606-1640

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